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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 19, 1997

                         FLEXTRONICS INTERNATIONAL LTD.
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             (Exact name of Registrant as specified in its charter)


                                   SINGAPORE
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                 (State or other jurisdiction of incorporation)


  0-23354                                               NOT APPLICABLE
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(Commission                                             (IRS Employer
File Number)                                            Identification No.)


514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE     469029
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          (Address of principal executive offices)               (Zip Code)


                                 (65) 449-5255
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

     On October 19, 1997, Flextronics International Ltd. (the "Company") entered into an agreement with Neutronics Electronic Industries Holding A.G. ("Neutronics") and certain of Neutronics' stockholders to acquire 92% of the outstanding shares of Neutronics' capital stock in exchange for 2,806,000 shares of the Company's ordinary shares (the "Exchange"). Neutronics is a contract manufacturer headquartered in Austria and having production facilities in Austria and Hungary. The Exchange will be accounted for as a "pooling of interests."

     The Company will register for resale the shares issued to the Neutronics stockholders. In connection with the transaction, the Company agreed to loan to Neutronics and Althofen Electronics GmbH, a wholly-owned subsidiary of Neutronics, up to US$30 million. The Company will appoint Mr. S.L. Hui, the majority stockholder of Neutronics, to the Company's Board of Directors. The Exchange is scheduled to close prior to November 30, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     Not applicable.

     (c)  EXHIBITS.

     (20) Other documents or statements to security holders.

     Exhibit 20     Press release issued by the Company on October 20, 1997.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FLEXTRONICS INTERNATIONAL LTD.



Date: October 23, 1997             By: /s/ Robert R.B. Dykes
                                       --------------------------------
                                       Robert R.B. Dykes
                                       Senior Vice President of Finance
                                         and Administration
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                                 EXHIBIT INDEX



Exhibit 20


Press release issued by the Company on October 20, 1997.